                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-49812) and Form S-8 (No. 333-69350) of Tarantella, Inc. (formerly The Santa Cruz Operation, Inc.) of our report dated October 23, 2000, except for the last paragraph of Note 1, which is as of January 8, 2001, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.



                                       /s/ PricewaterhouseCoopers LLP

San Jose, California
December 21, 2001